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                                                                    EXHIBIT 10.1


                  LUMENON INNOVATIVE LIGHTWAVE TECHNOLOGY, INC.

              AMENDED AND RESTATED 2001 DIRECTOR STOCK OPTION PLAN


1.       PURPOSE

         The purpose of this 2001 Director Stock Option Plan (the "Plan") of Lumenon Innovative Lightwave Technology, Inc. (the "Company") is to encourage ownership in the Company by non-employee directors of the Company whose continued services are considered essential to the Company's future progress and to provide them with a further incentive to remain as directors of the Company.

2.       ADMINISTRATION

         The Board of Directors (the "Board") shall supervise and administer the Plan. All questions concerning interpretation of the Plan or any options granted under it shall be resolved by the Board and such resolution shall be final and binding upon all persons having an interest in the Plan. The Board may, to the full extent permitted by or consistent with applicable laws or regulations, delegate any or all of its powers under the Plan to a committee appointed by the Board, and if a committee is so appointed, all references to the Board in the Plan shall mean and relate to such committee.

3.       PARTICIPATION IN THE PLAN

         Each director of the Company who is not an employee of the Company or any parent or subsidiary of the Company ("non-employee directors") shall be eligible to receive options under the Plan (the "Optionee").

4.       STOCK SUBJECT TO THE PLAN

         (a) The maximum number of shares of the Company's common stock, par value $0.001 per share ("Common Stock"), which may be issued under the Plan shall be 600,000 shares, subject to adjustment as provided in Section 7.

         (b) The maximum number of shares of the Company's Common Stock which may be issued to each Optionee under the Plan over a ten year period shall be equal to 1,923,945 shares of Common Stock.

         (c) If any outstanding option under the Plan for any reason expires or is terminated without having been exercised in full, the shares covered by the unexercised portion of such option shall again become available for issuance pursuant to the Plan.

         (d) All options granted under the Plan shall be non-statutory options not entitled to special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

         (e) Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.



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5.       TERMS, CONDITIONS AND FORM OF OPTIONS

         Each option granted under the Plan shall be evidenced by a written agreement in such form as the Board shall from time to time approve, which agreements shall comply with and be subject to the following terms and conditions:

         (a)      (i)     Automatic Option Grant Dates. Each Optionee shall be
automatically granted an option to purchase 10,000 shares of Common Stock on the date of each Annual Meeting of Stockholders of the Company commencing with the 2001 Annual Meeting of Stockholders (other than a director who was initially elected to the Board at any such Annual Meeting or, if previously elected, at any time after the prior year's Annual Meeting of Stockholders), provided that he or she is serving as a non-employee director immediately following the date of such Annual Meeting.

                  (ii) Periodic Grants of Options. Subject to the execution by the Optionee of an appropriate option agreement, the Board may grant additional options to purchase a number of shares to be determined by the Board in recognition of services provided by an Optionee in his or her capacity as a director, provided that such grants are in compliance with the requirements of Rule 16b-3 ("Rule 16b-3"), as promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

Each date of grant of an option pursuant to this Section 5(a) is hereinafter referred to as an "Option Grant Date."

         (b) (i) Option Exercise Price. The option exercise price per share for each option granted under the Plan shall equal (i) the closing price on any national securities exchange on which the Common Stock is listed, (ii) the closing price of the Common Stock on The Nasdaq National Market or (iii) the average of the closing bid and asked prices in the over-the-counter market, whichever is applicable, as published in The Wall Street Journal, on the last trading day immediately preceding the Option Grant Date. If no sales of Common Stock were made on the last trading day immediately preceding the Option Grant Date, the price of the Common Stock for purposes of clauses 5(a)(i) and (ii) above shall be the reported price for the next preceding day on which such sales were made.

                  (ii) Currency of Option Exercise Price. The exercise price of any and all options granted by the Board on or after January 1, 2001 shall be expressed in Canadian dollars rather than United States dollars, which are presented as a reference to the basis of the option exercise price, as determined in Section 5(b)(i), and that the exercise price of such options shall be converted from United States dollars to Canadian dollars using the Bank of Canada nominal noon exchange rate on the Option Grant Date and shall be so reflected in such grants, it being understood that, as so converted, the exercise price shall remain the fair market value per share on the Option Grant Date.

         (c) Transferability of Options. Except as the Board may otherwise determine or provide in an option granted under the Plan, any option granted under the Plan shall not be sold, assigned, transferred, pledged or otherwise encumbered by the Optionee, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the



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Optionee, shall be exercisable only by the Optionee. References to an Optionee, to the extent relevant in the context, shall include references to authorized transferees.

         (d) Vesting Period. (i) General. Each option granted under the Plan pursuant to Section 5(a)(i) above shall become exercisable in full upon the earlier of one year from the Option Grant Date or the date immediately preceding the next Annual Meeting of Stockholders. No further vesting shall occur with respect to an option granted pursuant to Section 5(a)(i) after the Optionee ceases to be a non-employee director of the Company. Each option granted under the Plan pursuant to Section 5(a)(ii) above shall become exercisable on such terms as shall be determined by the Board and set forth in the option agreement with the respective Optionee.

                  (ii) Acceleration Upon Acquisition Event. Notwithstanding the foregoing, each outstanding option granted under the Plan shall immediately become exercisable in full upon the occurrence of an Acquisition Event (as defined in Section 8) with respect to the Company.

                  (iii) Right to Receive Restricted Stock. Notwithstanding the provisions of Section 5(d)(i) above, the Board shall have the authority to grant options (including options granted pursuant to Section 5(a)(i) above) which are immediately exercisable subject to the Company's right to repurchase any unvested shares of stock acquired by the optionee on exercise of an option in the event such optionee's service as a non-employee director terminates for any reason.

         (e) Termination. Each option shall terminate, and may no longer be exercised, on the earlier of (i) the date ten years after the Option Grant Date of such option or (ii) the date which is 90 days after the date on which the optionee ceases to serve as a non-employee director of the Company.

         (f) Exercise of Option. An option may be exercised only by written notice to the Company at its principal office accompanied by (i) payment in cash or by certified or bank check of the full consideration for the shares as to which they are exercised or (ii) an irrevocable undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price or delivery of irrevocable instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price.

6.       LIMITATION OF RIGHTS

         (a) No Right to Continue as a Director. Neither the Plan, nor the granting of an option nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain the Optionee as a non-employee director for any period of time.

         (b) No Stockholder's Rights for Options. An Optionee shall have no rights as a stockholder with respect to the shares covered by his or her option until the date of the issuance to him or her of a stock certificate therefor, and no adjustment will be made for dividends or other rights (except as provided in Section 7) for which the record date is prior to the date such certificate is issued.




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         (c)      Compliance with Securities Laws. Each option shall be subject to the requirement that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of the shares subject to such option upon any securities exchange or under any state, federal or provincial law, or the consent or approval of any governmental or regulatory body, or the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with, the issuance or purchase of shares thereunder, such option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval, or satisfaction of such condition shall have been effected or obtained on conditions acceptable to the Board. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification, or to satisfy such condition.

7.       ADJUSTMENT PROVISIONS FOR MERGERS, RECAPITALIZATIONS AND RELATED
         TRANSACTIONS

         If, through or as a result of any merger, consolidation, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar transaction, (i) the outstanding shares of Common Stock are exchanged for a different number or kind of securities of the Company or of another entity, or (ii) additional shares or new or different shares or other securities of the Company or of another entity are distributed with respect to such shares of Common Stock, the Board shall make an appropriate and proportionate adjustment in (x) the maximum number and kind of shares reserved for issuance under the Plan, (y) the number and kind of shares or other securities subject to then outstanding options under the Plan, and (z) the price for each share subject to any then outstanding options under the Plan (without changing the aggregate purchase price for such options), to the end that each option shall be exercisable, for the same aggregate exercise price, for such securities as such Optionee would have held immediately following such event if he or she had exercised such option immediately prior to such event. No fractional shares will be issued under the Plan on account of any such adjustments.

8.       ACQUISITION EVENT

         For purposes of the Plan, an "Acquisition Event" shall be deemed to have occurred only if any of the following events occurs: (i) any merger or consolidation which results in the voting securities of the Company outstanding immediately prior thereto representing immediately thereafter (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 50% of the combined voting power of the voting securities of the Company or such surviving or acquiring entity outstanding immediately after such merger or consolidation; (ii) any sale of all or substantially all of the assets of the Company; or (iii) the complete liquidation of the Company.

9.       TERMINATION AND AMENDMENT OF THE PLAN

         The Board may suspend or terminate the Plan or amend it in any respect whatsoever.





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10.      NOTICE

         Any written notice to the Company required by any of the provisions of the Plan shall be addressed to the Treasurer of the Company and shall become effective when it is received.

11.      GOVERNING LAW

         The Plan and all determinations made and actions taken pursuant hereto shall be governed by the internal laws of the State of Delaware (without regard to any applicable conflicts of laws or principles).

12.      EFFECTIVE DATE

         The Plan shall take effect upon its adoption by the Board, subject to stockholder approval at the Company's 2001 Annual Meeting of Stockholders.



Adopted by the Board of Directors on August 14, 2001.

Adopted by the Stockholders on November 14, 2001.




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